Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (No. 333-225994, 333-237734 and 333-257709) on Form S-3 and (No. 333-126551, 333-151903, 333-174940, 333-190376, 333-198046, 333-206330, 333-217894, 333-225998,333-237735, 333-257711, 333-263976, 333-268494, 333-269310) on Form S-8 of Savara Inc. of our report dated March 30, 2023, rrelating to the consolidated financial statements, appearing in this Annual Report on Form 10-K of Savara Inc. for the year ended December 31, 2022.

/s/ RSM US LLP

Austin, Texas

March 30, 2023